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EXHIBIT 10.130

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE dated September 30, 1996 and First Amendment dated October 11, 1999, (this "Amendment") by and between JAY ARTEAGA ("Lessor") and OptimumCare Corporation ("Lessee") is made and entered into as of the 21st day of September 2000, with reference to the following items:

A. Lessor and Lessee desire to modify and amend the terms of the Lease as set forth in this Amendment, while expressly maintaining in full force and effect all other terms and conditions of the Lease not so modified.

1. This Amendment will extend the Lease for an additional one year November 1, 2000 through October 31, 2001 pursuant to Para. 1.5 of our Lease Agreement.

2. The current monthly base rental will be adjusted on the anniversary of the commencement, November 1, 2000, based upon the Consumer Price Index (CPI) as provided in Para. 4.3 of the Lease.

3. Pursuant to Para. 1.9 and Para. 5 the security deposit will remain at $1,100.00.

4. Lessor agrees to shampoo carpet and touch up paint as needed.

B. Except as expressly modified by this Amendment, all terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF the parties have entered into this Amendment as of the date first below written.


"LESSOR" JAY ARTEAGA                   "LESSEE" OPTIMUMCARE CORPORATION

  Jay Arteaga        9-22-00           BY:  Edward A. Johnson        10/31/00
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Jay Arteaga           Date                   Edward A. Johnson, CEO    Date